Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2003	2002	2001	2000	1999	1998
a. Ratio of Earnings to Fixed
Charges

Including Interest on Deposits

Earnings:
Income from operations before
income taxes	$213,334	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	500,396	799,907	960,241	894,923	459,549	254,006

Earnings, for computation purposes	$713,730	$999,923	$1,193,988	$2,034,915	$1,390,311	$744,569

Fixed Charges:
Interest on borrowings	$36,774	$42,700	$61,332	$61,797	$91,634	$42,931
Interest on deposits	453,845	729,294	872,977	812,982	356,736	204,335
Portion of rents representative
of the interest factor	9,777	27,913	25,932	20,144	11,179	6,740

Fixed charges, including interest
on deposits, for computation
purposes	$500,396	$799,907	$960,241	$894,923	$459,549	$254,006

Ratio of earnings to fixed
charges, including interest on
deposits	1.43	1.25	1.24	2.27	3.03	2.93

Excluding Interest on Deposits

Earnings:
Income from operations before
income taxes	$213,334	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	46,551	70,613	87,264	81,941	102,813	49,671

Earnings, for computation purposes	$259,885	$270,629	$321,011	$1,221,933	$1,033,575	$540,234

Fixed Charges:
Interest on borrowings	$36,774	$42,700	$61,332	$61,797	$91,634	$42,931
Portion of rents representative
of the interest factor	9,777	27,913	25,932	20,144	11,179	6,740

Fixed charges, excluding interest
on deposits, for computation
purposes	$46,551	$70,613	$87,264	$81,941	$102,813	$49,671

Ratio of earnings to fixed
charges, excluding interest on
deposits	5.58	3.83	3.68	14.91	10.05	10.88

	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2003	2002	2001	2000	1999	1998
b. Ratio of Earnings to Combined
Fixed Charges and Preferred Stock
Dividend Requirements(1)

Including Interest on Deposits

Earnings:
Income from operations before
income taxes	$213,334	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	500,396	799,907	960,241	894,923	459,549	254,006

Earnings, for computation purposes	$713,730	$999,923	$1,193,988	$2,034,915	$1,390,311	$744,569

Fixed Charges and Preferred Stock
Dividend Requirements:
Interest on borrowings	$36,774	$42,700	$61,332	$61,797	$91,634	$42,931
Interest on deposits	453,845	729,294	872,977	812,982	356,736	204,335
Portion of rents representative
of the interest factor	9,777	27,913	25,932	20,144	11,179	6,740

Fixed charges, including interest
on deposits, for computation
purposes	$500,396	$799,907	$960,241	$894,923	$459,549	$254,006

Preferred stock dividend
requirements	—	—	—	—	—	—

Fixed charges and preferred stock
dividend requirements,
including interest on deposits,
for computation purposes	$500,396	$799,907	$960,241	$894,923	$459,549	$254,006

Ratio of earnings to combined
fixed charges and preferred
stock dividend requirements,
including interest on deposits	1.43	1.25	1.24	2.27	3.03	2.93

Excluding Interest on Deposits

Earnings:
Income from operations before
income taxes	$213,334	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	46,551	70,613	87,264	81,941	102,813	49,671

Earnings, for computation purposes	$259,885	$270,629	$321,011	$1,221,933	$1,033,575	$540,234

Fixed Charges and Preferred Stock
Dividend Requirements:
Interest on borrowings	$36,774	$42,700	$61,332	$61,797	$91,634	$42,931
Portion of rents representative
of the interest factor	9,777	27,913	25,932	20,144	11,179	6,740

Fixed charges, excluding interest
on deposits, for computation
purposes	$46,551	$70,613	$87,264	$81,941	$102,813	$49,671

Preferred stock dividend
requirements	—	—	—	—	—	—

Fixed charges and preferred stock
dividend requirements,
excluding interest on deposits,
for computation purposes	$46,551	$70,613	$87,264	$81,941	$102,813	$49,671

Ratio of earnings to combined
fixed charges and preferred
stock dividend requirements,
excluding interest on deposits	5.58	3.83	3.68	14.91	10.05	10.88

(1)	Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.